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Exhibit 10.21

MANAGEMENT AGREEMENT

BETWEEN

DEJA PLUS HIGH YIELD INCOME FUND, LLC

AND

DEJA FOODS, INC.

TABLE OF CONTENTS

ARTICLE 1—AMOUNT OF FUNDING	1
ARTICLE 2—FEES FOR FUNDING	1
2.1 Notice of Available Funds	1
2.2 Fees for Availability of Funds	1
2.3 Payment of the Funding Fee	1
2.4 Repayment of Funding	1
ARTICLE 3—EXCLUSIVITY	1
3.1 Exclusive Funding	1
3.2 Payment of Funding	2
ARTICLE 4—PROCEDURE FOR FUNDING	2
4.1 Request for Funding	2
4.2 Funding	2
ARTICLE 5—DEJA FOODS' RESPONSIBILITIES	2
5.1 Maintain Books and Records	2
5.2 Reporting to the Company's Manager	2
5.3 Collection of Monies Owed	2
5.4 Provide Support Personnel	2
ARTICLE 6—ADMINISTRATIVE EXPENSES BORNE BY DEJA FOODS	2
6.1 Obligation for Deja Foods' Administrative Expenses	2
6.2 Definition	2
ARTICLE 7—TERM	3
7.1 Term	3
7.2 Prior Termination	3
ARTICLE 8—NOTICES	3
8.1 Notices	3
ARTICLE 9—MISCELLANEOUS	3
9.1 Entire Agreement	3
9.2 Section Headings	3
9.3 Severability	3
9.4 Applicable Law	3
9.5 Assignability	4
9.6 Binding Effect	4
9.7 Relationship	4
9.8 Costs and Attorney's Fees	4
9.9 Counterparts and Facsimile Signatures	4
SIGNATURE PAGE	5
EXHIBIT A—FORM OF REQUEST FOR FUNDING

i

MANAGEMENT AGREEMENT

        THIS AGREEMENT (the "Agreement") is made effective as of the 12th day of April, 2004, between Deja Plus High Yield Income Fund, LLC, a Delaware limited liability Fund (the "Fund") and Deja Foods, Inc., a Nevada corporation ("Deja Foods").

EXPLANATORY STATEMENT

        A.    The Fund is engaged in the business of funding the purchase of large quantities of excess food inventory from manufacturers for sale to institutional and high volume feeders.

        B.    Deja Foods is a food liquidator and the Fund desires to provide funds, and Deja Foods desires to accept, funds pursuant to the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the foregoing Explanatory Statement, which is made a substantive part of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
AMOUNT OF FUNDING

        The Fund agrees to provide up to $5,000,000 (the "Funding") to Deja Foods on the terms and conditions set forth in this Agreement and subject to the availability of such Funding.

ARTICLE 2
FEES FOR FUNDING

        2.1   Notice of Available Funds. From time to time, the Fund shall provide Deja Foods with written notice (the "Notice of Available Funds") of the funds available to be provided by the Fund.

        2.2   Fees for Availability of Funds. For providing the availability of the funds as set forth in the Notice of Available Funds, Deja Foods agrees to pay a fee (the "Funding Fee") to the Fund equal to the greater of (i) 12% per annum of the funds available by the Fund to Deja Foods (the "Fixed Return") or (ii) 25% of the gross profit (the "Gross Profit") from the purchase and resale of food products by Deja Foods in a specific transaction, utilizing the funds from the Fund (the "Variable Return"). Gross Profit is defined as the sales price of the food products minus (i) the cost of the food products, and (ii) all direct expenses as recognized under generally accepted accounting principles ("GAAP") associated with the purchase and sale of food products, such a freight expenses, storage expenses, import and tariff fees, relabeling expenses and costs of collection.

        2.3   Payment of the Funding Fee. The Fixed Return will be paid on a monthly basis commencing June 1, 2004 and due on the 1st day of each month thereafter. The Variable Return will be computed at the end of each calendar quarter and, if greater than the Fixed Return for that quarter, the difference between the Fixed Return paid by Deja Foods during that quarter and the Variable Return will be paid on April 21, July 21, October 21 and January 21 of each year.

        2.4   Repayment of Funding. The fees set forth in Section 2.2 above are in addition to the repayment of all Funding made by the Fund which will be due for each Funding upon the completion of the transaction for which the Funding was used and as set forth in Section 3.2 below.

ARTICLE 3
EXCLUSIVITY

        3.1   Exclusive Funding. Deja Foods agrees that all food products purchased by Deja Foods will be funded by the Fund, if the Fund has sufficient cash to fund each purchase. If, and only if, the Fund does not have sufficient cash can Deja Foods elect to purchase food products with its own funds or those of third parties.

        3.2   Payment of Funding. Upon the sale of products funded by a specific request for Funding, all amounts received by Deja Foods for such transaction less the 75% gross profit due to Deja Foods, will be paid to the Fund within ten (10) days of receipt.

ARTICLE 4
PROCEDURE FOR FUNDING

        4.1   Request for Funding. Deja Foods may request funding available pursuant to the Notice of Available Funds by delivering to the Fund a written notice for funding, substantially in the form of Exhibit A attached hereto and made a part hereof (the "Request for Funding").

        4.2   Funding. The amount of the Request for Funding shall be advanced in immediately available funds not later than ten days after receipt of the Request for Funding.

ARTICLE 5
DEJA FOODS' RESPONSIBILITIES

        5.1   Maintain Books and Records. Deja Foods shall maintain complete books and records in connection with the Funding hereunder.

          a.     Such books and records shall be kept in a manner consistent with the Fund's financial and reporting requirements.

          b.     Deja Foods will make available at Deja Foods' office at all reasonable times for examination, audit, inspection, and transportation, the books of account and all other records relating to or reflecting the conduct of Deja Foods' business and all transactions utilizing the Funding.

        5.2   Reporting to the Company's Manager. Deja Foods shall meet with the Manager of the Fund upon request and shall maintain, prepare and furnish to the Fund and transmit to the Manager of the Fund at the times hereafter required, the following reports relating to all Funding:

          a.     Quarterly financial statements prepared in accordance with GAAP, on or before the 15th day of the second month following the last day of the reporting period; and

          b.     Other reports as the Board may from time to time deem necessary in its sole discretion.

        5.3   Collection of Monies Owed. Deja Foods shall use its best efforts to collect revenues due to Deja Foods for purchases of products funded by the Funding. Deja Foods may retain legal counsel to institute legal actions or proceedings for the collection of such revenues due to Deja Foods that are subject to this Agreement.

        5.4   Provide Support Personnel. Deja Foods will maintain a sufficient staff to conduct its business, the cost of which shall be deemed to be the sole responsibility of Deja Foods.

ARTICLE 6
ADMINISTRATIVE EXPENSES BORNE BY DEJA FOODS

        6.1   Obligation for Deja Foods' Administrative Expenses. Deja Foods shall be solely responsible for its management expenses as provided in this Article.

        6.2   Definition. "Administrative Expenses" for the purposes of this Article 6 shall mean all in-house costs and expenses paid or incurred by Deja Foods necessary to the performance of its business hereunder, including:

          a.     Compensation of Deja Foods' employees, including executive officers, reception, clerical and accounting personnel.

          b.     Office rental, equipment and facilities maintenance, utilities and any other items typically classified as general administrative overhead.

          c.     The cost of furnishing, maintaining, operating or renting or otherwise securing the use of office equipment and furniture, machinery, computers and all other physical equipment and headquarters office facilities, including depreciation, taxes and interest on investment.

ARTICLE 7
TERM

        7.1   Term. This Agreement shall become effective on the 12thday of April, 2004, and shall continue in full force and effect until March 31, 2009, unless sooner terminated in accordance with its terms. This Agreement shall be renewed automatically for additional five (5) year terms at the expiration of each preceding term unless either party notifies the other, in writing, within thirty (30) days prior to the renewal date that it elects not to renew.

        7.2   Prior Termination. Anything contained in Section 5.1 above to the contrary notwithstanding, this Agreement may be terminated and the obligations of the parties hereunder shall thereupon cease except for payments due under this Agreement, by the Fund electing to terminate this Agreement by providing Deja Foods with ninety (90) days notice in writing.

ARTICLE 8
NOTICES

        8.1   Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or cable communication) and mailed, telegraphed, faxed, cabled or delivered, if to Deja Foods, at its address at 16501 Ventura Blvd., Suite 503, Encino, California 91436, Attention: David Fox, Chief Executive Officer, and if to the Fund, at its address at 16501 Ventura Blvd., Suite 503, Encino, California 91436, Attention: David Fox, Manager, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, upon return of the completed delivery receipt when sent via United States certified mail, (ii) notice by overnight courier, one business day after being deposited with a national overnight courier service, or (iii) notice by facsimile, when faxed against receipt of answer back.

ARTICLE 9
MISCELLANEOUS

        9.1   Entire Agreement. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification, or interpretation hereof shall be binding unless in writing and signed by both parties.

        9.2   Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

        9.3   Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

        9.4   Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the United States and the State of California.

        9.5   Assignability. Deja Foods may not assign this Agreement or any rights or duties hereunder without first obtaining written consent of the Fund, which consent may be withheld in its sole discretion.

        9.6   Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Fund and their respective successors and assigns.

        9.7   Relationship. Nothing contained herein shall be deemed to constitute Deja Foods and the Fund as partners or joint venturers.

        9.8   Costs and Attorney's Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable costs and expenses, including, without limitation, attorney's fees.

        9.9   Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, all of which taken together will be considered a single instrument. A facsimile signature shall be considered an original signature for all purposes.

[Remainder of Page Intentionally Blank; Signature Page Follows]

SIGNATURE PAGE
TO
MANAGEMENT AGREEMENT

        IN WITNESS WHEREOF, Fund and Deja Foods have executed this Agreement on the date set forth hereinabove, effective as set forth above.

Deja Plus High Yield Income Fund, LLC
By:	/s/ DAVID FOX David Fox, Manager
Deja Foods, Inc.
By:	/s/ DAVID FOX David Fox, Chief Executive Officer

EXHIBIT A

FORM OF REQUEST FOR FUNDING

Deja Plus High Yield Income Fund, LLC
16501 Ventura Blvd., Suite 503
Encino, California 91436
Attn: David Fox, Manager

Ladies and Gentlemen:

        The undersigned, Deja Foods, Inc. ("Deja Foods"), refers to the Management Agreement dated as of April 12, 2004 (as amended, restated, supplemented or otherwise modified from time to time) among Deja Foods and Deja Plus High Yield Income Fund, LLC and hereby gives you notice that Deja Foods requests Funding under Section 4.1 of the Management Agreement in the amount of $                        for the transaction described as follows:

Seller of Products:

General Description of Products:

Anticipated Cost of Products:

Anticipated Date of Transaction:

Anticipated Purchaser(s) of Products if Known:

Dated:	,

DEJA FOODS, INC., a Nevada corporation

By:
Name:
Title:

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MANAGEMENT AGREEMENT BETWEEN DEJA PLUS HIGH YIELD INCOME FUND, LLC AND DEJA FOODS, INC.